Exhibit 99.1

CareTrust REIT Announces First Quarter 2024 Operating Results

Conference Call Scheduled for Friday, May 3, 2024 at 1:00 pm ET
SAN CLEMENTE, Calif., May 2, 2024 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended March 31, 2024, as well as other recent events.
For the quarter, CareTrust REIT reported:
•Investments of $118.8 million during the quarter and $206.5 million year-to-date at an estimated stabilized yield of 11.1% and 10.5%, respectively, after rent ramps under the applicable leases are completed;
•11.6 million shares sold under its ATM Program for gross proceeds of $273.2 million;
•98.0% of contractual rent and interest collected;
•Net income of $28.7 million and net income per share of $0.22;
•Net Debt to Annualized Normalized Run Rate EBITDA of 0.6x;
•Normalized FFO of $46.5 million and normalized FFO per share of $0.35;
•Normalized FAD of $48.7 million and normalized FAD per share of $0.37;
•A 3.6% increase in the quarterly dividend, to $0.29 per share, representing a payout ratio of approximately 78% on normalized FAD;
•Earning the Institutional Shareholders Services (ISS) ESG Prime Rating.

Since quarter end, CareTrust REIT reported:
•Investments of $87.7 million at an estimated stabilized yield of 9.6%;
•Investment pipeline of $260 million.

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, commented on the Company’s 2024 first quarter results. “We started this year with approximately $300 million of cash on the balance sheet because we saw the potential for significant growth through new investments. We are off to a great start with approximately $205 million of new acquisition and financing deals completed already. Because the pipeline continues to replenish itself, we continue to position the balance sheet to capitalize on the consistent, steady flow of attractive investment opportunities and sourced, "off-market" acquisitions in front of us.” Mr. Sedgwick added, “The replenished investment pipeline sits today at roughly $260 million, not including larger portfolio deals under review.”

Financial Results for Quarter Ended March 31, 2024

Chief Financial Officer, Bill Wagner, reported that, for the first quarter, CareTrust reported net income of $28.7 million, or $0.22 per diluted weighted-average common share, normalized FFO of $46.5 million, or $0.35 per diluted weighted-average common share, and normalized FAD of $48.7 million, or $0.37 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 0.6x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 4.1%. Mr. Wagner stated that, as of today, the Company has no borrowings outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2026. He also disclosed that CareTrust currently has approximately $345 million in cash on hand. During the first quarter of 2024, the Company sold 11.6 million shares under the ATM Program at a weighted average sales price of $23.55 for gross proceeds of $273.2 million. As of March 31, 2024, the Company had $0.9 million available for future issuances under the ATM Program. "We have continued to use our ATM Program to take advantage of a current cost of equity that allows us to fund a replenishing pipeline of accretive investment opportunities," said Mr. Wagner.

Guidance Updated

The Company updated guidance for 2024, with Mr. Wagner projecting on a per-diluted weighted-average common share basis net income of approximately $1.01 to $1.03, normalized FFO of approximately $1.42 to $1.44, and normalized FAD of approximately $1.46 to $1.48. He noted that the 2024 guidance is based on a diluted weighted-average common share count of 140.0 million shares, and assumes the following:

•All investments year-to-date;

•No new acquisitions;
•Dispositions and loan repayments made to date;
•No new dispositions, new loans or loan repayments beyond those completed or announced to date;
•1.5% - 2% uncollected rents;
•No new debt incurrences or new equity issuances;
•Estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases.

Dividend Increased

During the quarter, CareTrust increased its quarterly dividend from $0.28 to $0.29 per common share. On an annualized basis, the payout ratio was approximately 83% based on first quarter 2024 normalized FFO, and 78% based on normalized FAD.

Conference Call

A conference call will be held on Friday, May 3, 2024, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter 2024 results, recent developments and other matters. The toll-free dial-in number is 1 (800) 715-9871 or toll dial-in number is 1 (646) 307-1963 and the conference ID number is 7862003. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects; operating and financial performance; expectations regarding the settlement of ATM forward contracts and the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iii) the impact of healthcare reform legislation, including minimum staffing level requirements, on the operating results and financial conditions of our tenants; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the impact of public health crises, including significant COVID-19 outbreaks as well as other pandemics or epidemics; (xi) the ability to retain our key management personnel; (xii) the ability to maintain our status as a real estate investment trust (“REIT”); (xiii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiv) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xv) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, including in the section entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended March 31, 2024 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2024	2023
Revenues:
Rental income	$53,502	$46,163
Interest and other income	9,568	4,443
Total revenues	63,070	50,606
Expenses:
Depreciation and amortization	13,448	12,238
Interest expense	8,228	9,827
Property taxes	1,801	880
Impairment of real estate investments	2,744	1,886
Property operating expenses	660	963
General and administrative	6,838	5,061
Total expenses	33,719	30,855
Other loss:
Gain (loss) on sale of real estate, net	11	(70)
Unrealized loss on other real estate related investments, net	(612)	(454)
Total other loss	(601)	(524)
Net income	28,750	19,227
Net income attributable to noncontrolling interests	4	—
Net income attributable to CareTrust REIT, Inc.	$28,746	$19,227

Earnings per common share attributable to CareTrust REIT, Inc.:
Basic	$0.22	$0.19
Diluted	$0.22	$0.19

Weighted-average number of common shares:
Basic	132,836	99,063
Diluted	133,202	99,087

Dividends declared per common share	$0.29	$0.28

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2024	2023

Net income attributable to CareTrust REIT, Inc.	$28,746	$19,227
Depreciation and amortization	13,448	12,238
Interest expense	8,228	9,827
Amortization of stock-based compensation	2,120	936
EBITDA attributable to CareTrust REIT, Inc.	52,542	42,228
Impairment of real estate investments	2,744	1,886
Property operating expenses	972	1,134
(Gain) loss on sale of real estate, net	(11)	70
Unrealized loss on other real estate related investments, net	612	454
Normalized EBITDA attributable to CareTrust REIT, Inc.	56,859	45,772
Full impact of quarterly investments[1]	1,493	—
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$58,352	$45,772

Net income attributable to CareTrust REIT, Inc.	$28,746	$19,227
Real estate related depreciation and amortization	13,442	12,233
Impairment of real estate investments	2,744	1,886
(Gain) loss on sale of real estate, net	(11)	70
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	44,921	33,416
Property operating expenses	972	1,134
Unrealized loss on other real estate related investments, net	612	454
Normalized FFO attributable to CareTrust REIT, Inc.	$46,505	$35,004

NET DEBT TO ANNUALIZED NORMALIZED RUN RATE EBITDA RECONCILIATION
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2024	2023
Total debt	$600,000	$735,000
Cash, cash equivalents	(451,173)	(43,992)
Net Debt	$148,827	$691,008
Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.[2]	$233,408	$183,088
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	0.6x	3.8x
[1] Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and pay downs were completed as of the beginning of the period.
[2] Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2024	2023

Net income attributable to CareTrust REIT, Inc.	$28,746	$19,227
Real estate related depreciation and amortization	13,442	12,233
Amortization of deferred financing fees	614	609
Amortization of stock-based compensation	2,120	936
Straight-line rental income	7	7
Amortization of below market lease intangible	(575)	—
Impairment of real estate investments	2,744	1,886
(Gain) loss on sale of real estate, net	(11)	70
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	47,087	34,968
Property operating expenses	972	1,134
Unrealized loss on other real estate related investments, net	612	454
Normalized FAD attributable to CareTrust REIT, Inc.	$48,671	$36,556

FFO per share attributable to CareTrust REIT, Inc.	$0.34	$0.34
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.35	$0.35

FAD per share attributable to CareTrust REIT, Inc.	$0.35	$0.35
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.37	$0.37

Diluted weighted average shares outstanding [1]	133,328	99,195

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
Revenues:
Rental income	$46,163	$47,745	$51,218	$53,473	$53,502
Interest and other income	4,443	3,808	4,659	6,261	9,568
Total revenues	50,606	51,553	55,877	59,734	63,070
Expenses:
Depreciation and amortization	12,238	12,716	13,034	13,211	13,448
Interest expense	9,827	11,040	11,750	8,266	8,228
Property taxes	880	1,390	2,167	1,733	1,801
Impairment of real estate investments	1,886	21,392	8,232	4,791	2,744
Property operating expenses	963	658	1,239	563	660
General and administrative	5,061	4,718	5,519	6,507	6,838
Total expenses	30,855	51,914	41,941	35,071	33,719
Other (loss) income:
(Loss) gain on sale of real estate, net	(70)	2,028	—	260	11
Unrealized (loss) gain on other real estate related investments, net	(454)	(2,151)	(5,251)	1,371	(612)
Total other (loss) income	(524)	(123)	(5,251)	1,631	(601)
Net income (loss)	19,227	(484)	8,685	26,294	28,750
Net (loss) income attributable to noncontrolling interests	—	—	(11)	(2)	4
Net income (loss) attributable to CareTrust REIT, Inc.	$19,227	$(484)	$8,696	$26,296	$28,746

Diluted earnings (loss) per share attributable to CareTrust REIT, Inc.	$0.19	$(0.01)	$0.08	$0.22	$0.22

Diluted weighted average shares outstanding	99,087	99,117	104,311	121,684	133,202

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024

Net income (loss) attributable to CareTrust REIT, Inc.	$19,227	$(484)	$8,696	$26,296	$28,746
Depreciation and amortization	12,238	12,716	13,034	13,211	13,448
Interest expense	9,827	11,040	11,750	8,266	8,228
Amortization of stock-based compensation	936	924	1,519	1,774	2,120
EBITDA attributable to CareTrust REIT, Inc.	42,228	24,196	34,999	49,547	52,542
Impairment of real estate investments	1,886	21,392	8,232	4,791	2,744
Property operating expenses	1,134	831	1,416	714	972
Loss (gain) on sale of real estate, net	70	(2,028)	—	(260)	(11)
Unrealized loss (gain) on other real estate related investments, net	454	2,151	5,251	(1,371)	612
Normalized EBITDA attributable to CareTrust REIT, Inc.	$45,772	$46,542	$49,898	$53,421	$56,859

Net income (loss) attributable to CareTrust REIT, Inc.	$19,227	$(484)	$8,696	$26,296	$28,746
Real estate related depreciation and amortization	12,233	12,712	13,028	13,206	13,442
Impairment of real estate investments	1,886	21,392	8,232	4,791	2,744
Loss (gain) on sale of real estate, net	70	(2,028)	—	(260)	(11)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	33,416	31,592	29,956	44,033	44,921
Property operating expenses	1,134	831	1,416	714	972
Unrealized loss (gain) on other real estate related investments, net	454	2,151	5,251	(1,371)	612
Normalized FFO attributable to CareTrust REIT, Inc.	$35,004	$34,574	$36,623	$43,376	$46,505

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024

Net income (loss) attributable to CareTrust REIT, Inc.	$19,227	$(484)	$8,696	$26,296	$28,746
Real estate related depreciation and amortization	12,233	12,712	13,028	13,206	13,442
Amortization of deferred financing fees	609	608	609	610	614
Amortization of stock-based compensation	936	924	1,519	1,774	2,120
Straight-line rental income	7	7	7	8	7
Amortization of below market lease intangible	—	—	—	(384)	(575)
Impairment of real estate investments	1,886	21,392	8,232	4,791	2,744
Loss (gain) on sale of real estate, net	70	(2,028)	—	(260)	(11)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	34,968	33,131	32,091	46,041	47,087
Property operating expenses	1,134	831	1,416	714	972
Unrealized loss (gain) on other real estate related investments, net	454	2,151	5,251	(1,371)	612
Normalized FAD attributable to CareTrust REIT, Inc.	$36,556	$36,113	$38,758	$45,384	$48,671

FFO per share attributable to CareTrust REIT, Inc.	$0.34	$0.32	$0.29	$0.36	$0.34
Normalized FFO per share attributable to CareTrust REIT, Inc.	$0.35	$0.35	$0.35	$0.36	$0.35

FAD per share attributable to CareTrust REIT, Inc.	$0.35	$0.33	$0.31	$0.38	$0.35
Normalized FAD per share attributable to CareTrust REIT, Inc.	$0.37	$0.36	$0.37	$0.37	$0.37

Diluted weighted average shares outstanding [1]	99,195	99,360	104,422	121,854	133,328

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2024	December 31, 2023
Assets:
Real estate investments, net	$1,619,438	$1,567,119
Other real estate related investments (including accrued interest of $2,152 and $1,727 as of March 31, 2024 and December 31, 2023, respectively)	233,346	180,368
Assets held for sale	12,483	15,011
Cash and cash equivalents	451,173	294,448
Accounts and other receivables	402	395
Prepaid expenses and other assets, net	27,749	23,337
Deferred financing costs, net	3,845	4,160
Total assets	$2,348,436	$2,084,838

Liabilities and Equity:
Senior unsecured notes payable, net	$396,261	$396,039
Senior unsecured term loan, net	199,612	199,559
Accounts payable, accrued liabilities and deferred rent liabilities	35,275	33,992
Dividends payable	41,192	36,531
Total liabilities	672,340	666,121

Equity:
Common stock	1,417	1,300
Additional paid-in capital	2,152,454	1,883,147
Cumulative distributions in excess of earnings	(480,074)	(467,628)
Total stockholders' equity	1,673,797	1,416,819
Non-controlling interests	2,299	1,898
Total equity	1,676,096	1,418,717
Total liabilities and equity	$2,348,436	$2,084,838

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$28,750	$19,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	13,462	12,252
Amortization of deferred financing costs	614	609
Unrealized losses on other real estate related investments, net	612	454
Amortization of stock-based compensation	2,120	936
Straight-line rental income	7	7
Amortization of below market rent	(575)	—
Noncash interest income	(425)	150
(Gain) loss on sale of real estate, net	(11)	70
Impairment of real estate investments	2,744	1,886
Change in operating assets and liabilities:
Accounts and other receivables	(15)	(33)
Prepaid expenses and other assets, net	(322)	61
Accounts payable, accrued liabilities and deferred rent liabilities	1,859	(499)
Net cash provided by operating activities	48,820	35,120
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(66,619)	—
Purchases of equipment, furniture and fixtures and improvements to real estate	(398)	(2,019)
Investment in real estate related investments and other loans receivable	(52,165)	—
Principal payments received on real estate related investments and other loans receivable	—	15,143
Escrow deposits for potential acquisitions of real estate	(4,105)	(17,172)
Net proceeds from sales of real estate	46	3,230
Net cash used in investing activities	(123,241)	(818)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	269,787	(501)
Borrowings under unsecured revolving credit facility	—	10,000
Payments of deferred financing costs	(24)	(21)
Net-settle adjustment on restricted stock	(2,483)	(1,479)
Dividends paid on common stock	(36,531)	(27,409)
Contributions from noncontrolling interests	444	—
Distributions to noncontrolling interests	(47)	—
Net cash provided by (used in) financing activities	231,146	(19,410)
Net increase in cash and cash equivalents	156,725	14,892
Cash and cash equivalents as of the beginning of period	294,448	13,178
Cash and cash equivalents as of the end of period	$451,173	$28,070

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2024
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	66.7%	$(3,739)		$396,261
Floating Rate Debt

Senior unsecured term loan	6.929%	[1]	2026		200,000	33.3%	(388)		199,612
Unsecured revolving credit facility	—%	[2]	2027	[3]	—	—%	—	[4]	—
	6.929%				200,000	33.3%	(388)		199,612

Total Debt	4.893%				$600,000	100.0%	$(4,127)		$595,873

[1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable SOFR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date does not assume exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2024 Guidance Updated

	Full Year 2024 Guidance[1]
	Low	High
Net income attributable to CareTrust REIT, Inc.	$1.01	$1.03
Real estate related depreciation and amortization	0.38	0.38
Impairment of real estate investment	0.02	0.02
(Gain) loss on sale of real estate	—	—
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	1.41	1.43
Property operating expenses	0.01	0.01
Unrealized (gain) loss on other real estate related investments	—	—
Normalized FFO attributable to CareTrust REIT, Inc.	$1.42	$1.44

Net income attributable to CareTrust REIT, Inc.	$1.01	$1.03
Real estate related depreciation and amortization	0.38	0.38
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	—	—
Amortization of below market lease intangible	(0.02)	(0.02)
Impairment of real estate investment	0.02	0.02
(Gain) loss on sale of real estate	—	—
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	1.45	1.47
Property operating expenses	0.01	0.01
Unrealized (gain) loss on other real estate related investments	—	—
Normalized FAD attributable to CareTrust REIT, Inc.	$1.46	$1.48
Weighted average shares outstanding:
Diluted	140,010	140,010

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, (iv) estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases, and (v) assumes 1.5% - 2% uncollected rents for the year.

Non-GAAP Financial Measures
EBITDA attributable to CareTrust REIT, Inc. represents net income (loss) attributable to CareTrust REIT, Inc. before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA attributable to CareTrust REIT, Inc. represents EBITDA attributable to CareTrust REIT, Inc. as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, and the effects of straight-line rent. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO attributable to CareTrust REIT, Inc. and Normalized FAD attributable to CareTrust REIT, Inc., which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company also discloses Net Debt to Annualized Normalized Run Rate EBITDA, which compares the Company’s Net Debt as of the last day of the quarter to the Annualized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter. Net Debt is defined as the Company’s Total Debt as of the last day of the specified quarter adjusted to exclude the Company’s cash, cash equivalents, restricted cash and escrow deposits on acquisition of real estate as of such date as well as the net proceeds from the expected settlement of shares sold under equity forward contracts through the Company’s ATM Program that are outstanding as of such date. Normalized Run Rate EBITDA represents Normalized EBITDA, adjusted to give effect to the investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. Annualized Normalized Run Rate EBITDA is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the specified quarter multiplied by four.

The Company believes that net income attributable to CareTrust REIT, Inc., as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA, in each case attributable to CareTrust REIT, Inc., useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD, in each case attributable to CareTrust REIT, Inc., to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs. The Company believes that the disclosure of Net Debt to Annualized Normalized Run Rate EBITDA provides a useful measure to investors to evaluate the credit strength of the Company and its ability to service its debt obligations and to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of charges that are not indicative of the Company’s ongoing performance or that could obscure the Company’s actual credit quality and after considering the effect of investments occurring during the period.